Exhibit 99.1

Company Contact:	Investor Relations
Stephen J. Hansbrough	Scott Liolios or Ron Both
Chairman and CEO	Liolios Group, Inc.
HearUSA, Inc	info@liolios.com
(561) 478-8770	(949) 574-3860

HearUSA Reports Third Quarter 2008 Results

Implements Cost Reductions

West Palm Beach, Fla. – November 10, 2008 -- HearUSA, Inc. (AMEX: EAR), the recognized leader in hearing care for the nation's top managed care providers through 198 company-owned hearing care centers and a network of over 1,900 affiliated providers, reported financial results for the third quarter ended September 27, 2008.

Q3 2008 Highlights

•	Net revenues: $28.7 million, up 7% vs. Q3 2007
•	Income from operations: $2.3 million, up 4% vs. Q2 2008 but down 8% vs. Q3 2007
•	Net loss of $75,000, including $428,000 in AARP start-up costs
•	Acquired five centers with aggregate annual estimated revenues of $1.4 million

Financial Results for Third Quarter 2008

In the third quarter 2008, net revenues totaled $28.7 million, up 7% from the third quarter of 2007. Revenues decreased 5% from the previous quarter. The 7% increase was comprised of a 9% increase attributable to centers acquired over the last 12 months and 2% decline in organic growth. Organic revenue declined in the latter part of the third quarter as a result of worsening economic conditions.

Income from operations totaled $2.3 million (8% of net revenues). Although this was a decrease of 8% from the third quarter of 2007, it represented an increase of 4% from the previous quarter.

Net loss applicable to common stockholders totaled $75,000 or $0.00 per basic and diluted share, and included costs of $428,000 ($0.01per basic and diluted share) incurred in relation to the August 8, 2008 Hearing Care Program Services Agreement entered into with AARP. This compares to net income of $245,000 or $0.01 per basic and diluted share in the previous quarter, and $488,000 or $0.01 per basic and diluted share in the third quarter of 2007. Net income applicable to common stockholders in the third quarter of 2007 included employee severance costs of $282,000 ($0.01 per basic and diluted share).

Q3 2008 Operational Highlights

During the third quarter, HearUSA completed four transactions, acquiring five centers with aggregate estimated trailing twelve month (“TTM”) revenues of $1.4 million. Subsequent to the end of the quarter, the company completed two transactions involving two centers with aggregate estimated annual TTM revenues of $700,000. This brings the total number of centers acquired year-to-date to 20, with combined TTM revenues of $7.4 million. The company has signed nine non-binding letters of intent for 15 centers representing combined TTM revenues of approximately $7.6 million.

“The financial results before the investment in the AARP program for Q3 were particularly encouraging despite the decline in revenues in September,” commented HearUSA’s chairman and CEO, Stephen J.

Hansbrough. “While we believe that these are delayed and not lost revenues, the company is taking prudent steps to assure positive cash flow at these revenue levels and remain in a position to maximize acquisition opportunities in what we feel may well become a buyer’s market.”

Gino Chouinard, HearUSA’s president and CFO added, “While we are working closely with our partners on a number of fronts, we can report we are currently executing an expense reduction plan to address the economic downturn. This plan is expected to reduce our annual operating costs by approximately $5 million. Severance charges related to the reduction plan will be expensed in the fourth quarter and are expected to total approximately $350,000.”

Conference Call

The company will hold a conference call later today at 4:30 p.m. ET to discuss its third quarter 2008 financial results. A question and answer session will follow management's presentation.

To participate in the call, dial the appropriate number 5-10 minutes prior to the start time, request the HearUSA conference call and provide the conference ID:

Date: Monday, November 10, 2008

Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)

Domestic callers: 1-800-862-9098

International callers: 1-785-424-1051

Conference ID#: 7HEARUSA

Internet simulcast and replay: http://viavid.net/dce.aspx?sid=00005798

If you have any difficulty connecting with the conference call or webcast, please contact the Liolios Group at 1-949-574-3860.

A replay of the call will be available later that evening and will be accessible until November 24, 2008.

Toll-free replay number: 1-800-839-5685

International replay number: 1-402-220-2567

(No passcode required)

About HearUSA

HearUSA, Inc. provides hearing care to patients primarily through 200 company-owned hearing care centers, which offer a complete range of quality hearing aids with an emphasis on the latest digital technology. HearUSA Centers are located in California, Florida, New York, New Jersey, Massachusetts, Ohio, Michigan, Missouri, North Carolina, and the province of Ontario, Canada. The company also derives revenues from its HearUSA Hearing Care Network, comprised of 1,900 affiliated audiologists in 49 states, as well as its website that enables online purchases of hearing related products, such as batteries, hearing aid accessories and assistive listening devices. For further information, click on "investor information" at the HearUSA website: www.hearusa.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995 including those relating to the Company’s expense reduction program. These statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include such factors as maintenance of revenue levels from acquired centers; the company’s ability to maintain cost controls and limit expenses; the ability of the company to maintain unit sales of Siemens hearing aids; market demand for the company’s goods and services; changes in the pricing environment; general economic conditions in those geographic regions where the company’s centers are located; consumer confidence in the general economy; the impact of competitive products; and other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission, including the company’s Form 10-K for the fiscal year ended December 29, 2007 and Form 10-Q for the quarter ended September 27, 2008.

HearUSA, Inc.

Consolidated Statements of Operations

Three Months Ended September 27, 2008 and September 29, 2007

(unaudited)

	September 27, 2008	September 29, 2007
	(Dollars in thousands, except per share amounts)
Net revenues
Hearing aids and other products	$26,740	$25,050
Services	1,977	1,812
Total net revenues	28,717	26,862

Operating costs and expenses
Hearing aids and other products	7,448	6,807
Services	638	499
Total cost of products sold and services	8,086	7,306
Center operating expenses	14,424	12,585
General and administrative expenses	3,275	3,890
Depreciation and amortization	635	572
Total operating costs and expenses	26,420	24,353
Income from operations	2,297	2,509

Non-operating income (expense):
Interest income	7	21
Interest expense	(1,566)	(1,330)

Income from continuing operations before income tax expense and minority interest in income of consolidated joint venture	738	1,200
Income tax expense	(296)	(284)
Minority interest in income of consolidated joint venture	(482)	(394)
Net income (loss)	(40)	522
Dividends on preferred stock	(35)	(34)
Net income (loss) applicable to common stockholders	$(75)	$488

Net income (loss) applicable to common stockholders per common share – basic	$(0.00)	$0.01
Net income (loss) applicable to common stockholders per common share – diluted	$(0.00)	$0.01

Weighted average number of shares of common stock outstanding – basic	38,408	37,950
Weighted average number of shares of common stock outstanding –diluted	38,408	46,415

HearUSA, Inc.

Consolidated Balance Sheets

(unaudited)

	September 27,	December 29,
ASSETS	2008	2007
	(Dollars in thousands)

Current assets
Cash and cash equivalents	$3,546	$3,369
Accounts and notes receivable, less allowance for doubtful accounts of $503,000 and $498,000	8,848	8,825
Inventories	2,814	2,441
Prepaid expenses and other	1,238	1,283
Deferred tax asset	62	62
Total current assets	16,508	15,980
Property and equipment, net	4,896	4,356
Goodwill	68,405	63,134
Intangible assets, net	35,378	16,165
Deposits and other	819	691
Restricted cash and cash equivalents	216	216
Total Assets	$126,222	$100,542

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$15,051	$12,467
Accrued expenses	3,060	2,523
Accrued salaries and other compensation	3,572	3,521
Current maturities of long-term debt	19,350	10,746
Current maturities of subordinated notes, net of debt discount of $60,000 in 2007	–	1,480
Dividends payable	34	34
Minority interest in net income of consolidated joint venture, currently payable	1,636	1,221
Total current liabilities	42,703	31,992
Long-term debt	50,177	36,499
Deferred income taxes	7,299	6,462
Total long-term liabilities	57,476	42,961
Commitments and contingencies

Stockholders’ equity
Preferred stock (aggregate liquidation preference $2,330,000, $1 par, 7,500,000 shares authorized)
Series H Junior Participating (none outstanding)	–	–
Series J (233 shares outstanding)	–	–
Total preferred stock	–	–

Common stock: $0.10 par; 75,000,000 shares authorized 38,424,915 and 38,325,414 shares issued	3,842	3,833
Stock subscription	–	(412)
Additional paid-in capital	133,624	133,261
Accumulated deficit	(113,589)	(113,076)
Accumulated other comprehensive income	4,651	4,468
Treasury stock, at cost: 523,662 common shares	(2,485)	(2,485)
Total Stockholders’ Equity	26,043	25,589
Total Liabilities and Stockholders’ Equity	$126,222	$100,542